NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214.494.3811
Shelley.whiddon@alliancedata.com

Epsilon
Jessica Simon – Media
212.457.7135
jsimon@epsilon.com

ALLIANCE DATA’S EPSILON SIGNS NEW MULTI-YEAR AGREEMENT WITH NORWEGIAN CRUISE LINE

Epsilon to Provide Consumer Database Marketing Services to Drive Customer Engagement and Brand
Awareness

DALLAS, Texas (Mar. 3, 2011) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Epsilon subsidiary has signed a new multi-year agreement with Miami, Fla.-based Norwegian Cruise Line, a leading innovator in cruise travel.

Since 1966, Norwegian Cruise Line has been breaking the boundaries of traditional cruising, most notably with the introduction of Freestyle Cruising, which revolutionized the industry by providing a resort-style atmosphere and the freedom and flexibility for guests to enjoy their vacation on their own terms. Norwegian’s 11 ships and more than 26,000 berths represent approximately 11 percent of the overall cruise capacity in North America, in terms of berths.

Under the terms of the new agreement, Epsilon will provide services, technology and expertise in support of Norwegian Cruise Line’s customer acquisition and retention efforts intended to engage customers and build brand awareness. Specifically, Epsilon will manage and host Norwegian Cruise Line’s consumer database, provide analytics and marketing strategy support, as well as data services. Epsilon will help Norwegian Cruise Line drive increased consumer interest and demand for their product. By leveraging consumer data and preferences, Epsilon will help Norwegian Cruise Line deliver more personalized experiences for guests, improve brand loyalty, and attract even more new and repeat customers.

“Epsilon has the deep experience and best-in-class talent and technology that will help us better understand our customers and communicate more effectively now and in the future,” said Maria Miller, Senior Vice President, Marketing of Norwegian Cruise Line. “By partnering with Epsilon, we will enhance our ability to understand and service our guests.”

According to Bryan Kennedy, president of Epsilon, “Norwegian Cruise Line is a major player in the cruise industry and a well-known brand around the globe. Recognizing that the majority of first-time cruisers become repeat travel customers, our offering will play an important role in enhancing the brand experience and incentivizing those customers to come back to Norwegian. We are excited to bring our vast knowledge of travel and hospitality marketing to Norwegian Cruise Line to create a better experience for their customers. We look forward to working with Norwegian as we help grow their brand and customer loyalty.”

About Epsilon

Epsilon is the industry’s leading marketing services firm, with a broad array of data-driven, multichannel marketing solutions that leverage consumer insight to help brands deepen their relationships with customers. Services include strategic consulting, acquisition and customer database technologies, loyalty management, proprietary data, predictive modeling and a full range of direct and digital agency services, including creative, interactive web design, email deployment, search engine optimization and direct mail production. In addition, Epsilon is the world’s largest permission-based email marketer. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com or call 1.800.309.0505.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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